UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2005 (March 21, 2005)

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NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	000-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE}

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 21, 2005, News Corporation announced that it completed its previously announced acquisition of Fox Entertainment Group, Inc.‘s (“Fox”) Class A common stock that News Corporation did not already own.

In a short-form merger of Fox with and into News Corporation’s wholly owned subsidiary, Fox Acquisition Corp, each share of Fox Class A common stock, other than those owned by News Corporation or its subsidiaries, was converted into 2.04 shares of News Corporation Class A common stock, subject to the rights of stockholders to seek appraisal under Delaware law.

News Corporation previously announced that it had been advised by the exchange agent for its previously announced exchange offer that a total of 414,889,385 shares of Fox Class A common stock were tendered in the exchange offer (including shares subject to guarantees of delivery), which expired at 12:00 Midnight, New York City time, on March 18, 2005, and that all such shares were accepted for exchange.

A copy of the press release announcing the completion of the exchange offer and short-form merger is attached hereto as exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release of News Corporation dated March 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs

Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and Group General Counsel

Dated: March 22, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of News Corporation dated March 21, 2005